Fredrikson & Byron, P.A.
                            1100 International Centre
                             900 Second Avenue South
                              Minneapolis, MN 55402

                                  May 12, 1998


Health Fitness Corporation
3500 West 80th Street, Suite 130
Bloomington, Minnesota  55431

         RE:      REGISTRATION STATEMENT ON FORM S-3 - EXHIBIT 5.1

Gentlemen/Ladies:

         We have acted as counsel for Health Fitness Corporation (the "Company") in connection with the Company's filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933 (the "Act") of an offering of 4,056,547 shares of Common Stock (the "Shares") currently owned by selling shareholders of the Company and 4,056,547 shares of Common Stock (the "Warrant Shares") to be acquired by selling shareholders upon the exercise of certain stock purchase warrants (the "Warrants").

         In connection with rendering this opinion, we have reviewed the following:

         1.       The Company's Articles of Incorporation;

         2.       The Company's Bylaws; and

         3. Certain corporate resolutions, including resolutions of the Company's Board of Directors pertaining to the issuance by the Company of the Warrants and the Shares.

         Based upon the foregoing and upon representations and information provided by the Company, we hereby advise you that in our opinion:

         1. The Company's Articles of Incorporation validly authorize the issuance of the Shares registered pursuant to the Registration Statement.

         2. The Shares to be sold by the selling shareholders named in the Registration Statement are validly issued, fully paid and nonassessable.

         3. Upon exercise or conversion in accordance with the terms and conditions of the Warrants, the Warrant Shares to be sold by the selling shareholders named in the Registration Statement will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" included in the Registration Statement and the related Prospectus.

                                           Very truly yours,

                                           FREDRIKSON & BYRON, P.A.


                                           By  /s/ John F. Wurm
                                                 John F. Wurm, Vice President